Exhibit 99.4

RARE ELEMENT RESOURCES LTD.

UP TO [●] COMMON SHARES
ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE
RIGHTS TO SUBSCRIBE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of common shares, without par value (the “Shares”), of Rare Element Resources Ltd. (the “Company”) issuable upon the exercise of subscription rights (“Subscription Rights”).

In this form, I (we) instruct you to exercise Subscription Rights to purchase Shares distributed with respect to the common shares, without par value, of the Company held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated [●] (as amended, the “Prospectus”).

BOX 1. ☐      Please do not exercise Subscription Rights for me (us).

BOX 2. ☐      Please exercise Subscription Rights for me (us) and purchase Shares as set forth below:

Number of common shares owned as of the date hereof:

	NUMBER OF COMMON SHARES		SUBSCRIPTION PRICE		PAYMENT
Basic Subscription Privilege		x	US$0.12	=	US$

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHTS ABOVE and you wish to purchase additional Shares, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by completing the additional required information:

	NUMBER OF COMMON SHARES		SUBSCRIPTION PRICE		PAYMENT
Oversubscription Privilege		x	US$0.12	=	US$

TOTAL SUBSCRIPTION PAYMENT REQUIRED:

US$	+	US$	=	US$
(Basic Subscription Privilege payment)		Oversubscription Privilege payment)		(Total required payment)

FORM OF PAYMENT:

☐	Payment in the following amount is enclosed: US$

☐	Please deduct payment of US$ from my (our) following account maintained by you:

(Type of account)	(Account number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus; and

●	Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone No.:

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